Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts


Nuveen Investment Trust
333-03715, 811-07619

On June 3, 2013, under Conformed Submission
485BXT, accession number, 0001193125-13-245010,
a copy of the form of Amended Schedules A&B of the Management Agreement and a copy of the form of the Investment sub-advisory agreement was filed as Exhibit
d.3 and Exhibit d.4, respectively. These exhibits are herein incorporated by reference as an attachment to Sub-Item 77Q1(e) of Form N-SAR.